UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2021

CYTOMX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd. Suite 400 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 515-3185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CTMX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 20, 2021, CytomX Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Cowen and Company, LLC and Piper Sandler & Co., as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 14,285,714 shares (the “Shares”) of its common stock, par value $0.00001 per share (“Common Stock”) to the Underwriters (the “Offering”). The Shares were sold at a public offering price of $7.00 per share, and were purchased by the Underwriters from the Company at a price of $6.58 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters the option, for 30 days, to purchase up to 2,142,857 additional shares of Common Stock at the public offering price, less the Underwriters’ discounts and commissions.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-228203) filed with the Securities and Exchange Commission, including the prospectus dated February 11, 2019, as supplemented by a prospectus supplement dated January 20, 2021. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Company’s securities.

On January 25, 2021, the Offering closed and the Company completed the sale and issuance of an aggregate of 14,285,714 shares of Common Stock. The Company received net proceeds from the Offering of approximately $93.6 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company.

The Company made certain customary representations, warranties and covenants concerning the Company in the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Company also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The Company and the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock for 60 days without first obtaining the written consent of the Representatives on behalf of the Underwriters, subject to certain exceptions as described in the prospectus supplement.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and lock-up arrangements do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 20, 2021, among CytomX Therapeutics, Inc. and J.P Morgan securities LLC, Cowen and Company, LLC and Piper Sandler & Co., as representatives of the underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2021	CYTOMX THERAPEUTICS, INC.

	By:	/s/ Carlos Campoy
Carlos Campoy
Chief Financial Officer